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                                                                    Exhibit 99.1


FOR IMMEDIATE RELEASE




                       Chicago Rivet & Machine Co. Reports
                          2004 Second Quarter Earnings



Naperville, IL, August 3, 2004 --- Chicago Rivet & Machine Co. (AMEX, symbol
CVR) reported net income for the second quarter of 2004. Results are summarized below:




                           CHICAGO RIVET & MACHINE CO.
                  SUMMARY OF CONSOLIDATED RESULTS OF OPERATIONS
                   FOR THE THREE AND SIX MONTHS ENDED JUNE 30

                                       Second Quarter                 First Six Months
                                       --------------                 ----------------
                                   2004             2003           2004             2003
                                   ---------------------           ---------------------
Net sales and lease revenue     $10,237,556     $10,005,944     $20,406,520     $20,242,407
Income before income taxes          588,276         332,621       1,031,264       1,041,862
Net income                          386,276         221,621         677,264         686,862
Net income per share                    .40             .23             .70             .71
Average shares outstanding          966,132         966,132         966,132         966,132

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                        (All figures subject to year-end audit)




Contacts:
        Kimberly A. Kirhofer or John C. Osterman
        Chicago Rivet & Machine Co.
        (630) 357-8500